CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 (File No. 333-292556) of our report dated May 15, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of mF International Limited for the fiscal year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York
June 29, 2026
NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001
Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com